March 3, 2003
To the Shareholders of Telkom SA Limited
We consent to the reference to our firm under the caption "Experts" and to the use of our report dated December 10, 2002, in this Registration Statement on Form F-1 (Form F-1
No. 333-102834) and related Prospectus of Telkom SA Limited dated March 3, 2003.
Ernst & Young
Registered Accountants and Auditors
Chartered Accountants (SA)
Pretoria,
South Africa